UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 6, 2023

AIXIN LIFE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

0-17284

(Commission File No.)

Colorado	84-1085935
(State of Incorporation)	(I.R.S. Employer Identification No.)

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District Chengdu City, Sichuan Province, China	610021
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: 86-313-6732526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to resolutions adopted by the Board of Directors and the holders of a majority of the outstanding shares of common stock of AiXin Life International, Inc. (“our Company,” “we,” “us” and words of similar import), on January 6, 2023, we filed an amendment to our Articles of Incorporation with respect to a proposed 1 for 2 “reverse” split of our common stock (the “Amendment”). A copy of the Amendment is included as Exhibit 3.1 to this Report.

Completion of the proposed reverse stock split was to be effected on a date determined by our Board of Directors only upon receipt of notice from the Financial Industry Regulatory Authority (“FINRA”) that it would process the proposed reverse stock split. We have received notice from FINRA and our common stock will begin trading on a post-split basis on market opening on Friday, February 17, 2023.

As a result of the reverse split, every two shares of our issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. Our common stock will continue to trade on the OTCQB Venture Exchange. For a period of twenty business days, a “D” will be placed on our ticker symbol. After 20 business days the symbol will revert back to AIXN. Our common stock post-split will be assigned a new CUSIP number, 009603200. Effective upon the completion of the reverse stock split, we will have approximately 24,999,945 shares of outstanding common stock.

No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split impacts all holders of AiXin’s common stock proportionally and will not impact any stockholder’s percentage ownership of common stock.

AIXIN has chosen its transfer agent, Securities Transfer Corporation (“SCT”), to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes. SCT can be reached at (469) 633-0101.

Notwithstanding the reverse stock split, our Articles of Incorporation, as amended, will provide that we are authorized to issue 500 million shares of common stock and 20 million shares of preferred stock. Since the number of shares of common stock we will be authorized to issue will remain the same despite the 1 for 2 reverse stock split, the number of shares of common stock outstanding will represent a decrease on a percentage basis compared to the number of our authorized shares of common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to Articles of Incorporation filed January 6, 2023
3.2	Statement of Correction filed February 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 15, 2023

Aixin Life International, Inc.

By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer